SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K





         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




  Date of Report (date of event reported):  December 31, 1997.



                HEADWAY CORPORATE RESOURCES, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number: 0-23170

               DELAWARE                        75-2134871
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


     850 Third Avenue, 11th Floor
             New York, NY                         10022
   (Address of principal executive             (Zip Code)
               offices)


         Registrant's Telephone Number:  (212) 508-3560


                         NOT APPLICABLE
      (Former name, former address and former fiscal year,
                  if changed since last report)

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          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 1997, Headway Corporate Resources, Inc. ("Company"), sold its wholly owned subsidiary, Furash & Company, inc. ("Furash"), to InterBank/ Furash, Inc., a privately held corporation ("IBF"), in exchange for 1,500 shares of Series A Preferred Stock of IBF. Furash is a service organization engaged in the business of offering consulting and related services to the banking and financial services industries. The sale of Furash represents a determination by the Company to focus on its core business of staffing solutions and human resource management and divest itself of non-core business activities.

The IBF Series A Preferred Stock carries an 8% cumulative dividend payable quarterly and has a preference in liquidation of $1,000 per share, or a total of $1,500,000. The Series A Preferred Stock may be redeemed by IBF at any time at a value of $1,000 per share, and must be redeemed by IBF at the rate of 250 shares per year commencing December 31, 1998. The estimated loss on the sale of Furash is $2.6 million.

Ehud D. Laska, a director of the Company, is also an officer and director of IBF. Because of this relationship, the sale of Furash was approved by a committee of the board of directors of the Company consisting solely of directors who were disinterested with respect to the transaction.

In connection with the transaction, the Company made a short-term working capital advance to Furash, which was repaid within a week following the sale of Furash. In addition, the Company acquired from Furash a warrant to purchase common stock representing approximately 18% of the outstanding capital stock of Furash exerciseable over a term of 10 years at a price of $0.10 per share.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.  None.

(b) Pro Forma Financial Information. Included with this report are the following pro forma financial statements:

(1) Unaudited condensed statements of operations of Furash for the nine month period ended September 30, 1997, and one year period ended December 31, 1996; and

(2)  Unaudited condensed balance sheet of Furash as of September
30, 1997.

(c) Exhibits. Included in this report are the following exhibits.

 Exhibit   SEC Ref.    Title of Document                      Page
   No.        No.

    1        (10)      Stock Purchase Agreement dated
                         December 24, 1997, pertaining to
                         the sale of Furash                   E-1

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HEADWAY CORPORATE RESOURCES, INC.

DATED:  January 15, 1998      By: Barry S. Roseman (Signature)
                                  President

                     Furash & Company, Inc.
     Pro Forma Condensed Statement of Operations (Unaudited)
                    (In Thousands of Dollars)

                                 Nine Months Ended        Year Ended
                                 September 30, 1997     December 31, 1996

Revenues:  Advisory Services           2,979                 3,808

Operating expenses                     3,209                 4,503

Operating (loss)                        (230)                 (695)

Interest and other expenses               48                  113

(Loss) before income taxes              (278)                (808)

Provision for income tax (benefit)      (150)                (199)

Net (loss)                              (128)                (609)

                     Furash & Company, Inc.
          Pro Forma Condensed Balance Sheet (Unaudited)
                    As of September 30, 1997
                    (In Thousands of Dollars)

Assets

Cash and Cash Equivalents                              2

Accounts receivable (net)                          1,165

Other current assets                                   8

Total current assets                               1,175

Property and equipment (net)                         304

Goodwill                                           1,539

Other assets                                          28

Total assets                                       3,046

Liabilities and Equity

Total current liabilities                            115

Long term liabilities                                207

Equity and intercompany payable                    2,724

Total liabilities and equity                       3,046